United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2016 (August 24, 2016)

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34452	27-0467113
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

c/o Apollo Global Management, LLC

9 West 57th Street, 43rd Floor

New York, NY 10019

(Address of principal executive offices)

(212) 515-3200

(Registrant’s telephone number, including area code)

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 24, 2016, Apollo Commercial Real Estate Finance, Inc. (the “Company”) and Apollo Residential Mortgage, Inc. (“AMTG”) issued a press release announcing that the common stockholders of AMTG approved the proposed acquisition of AMTG by the Company, pursuant to the Agreement and Plan of Merger, dated February 26, 2016 (as amended or modified, the “Merger Agreement”) among AMTG, the Company and Arrow Merger Sub, Inc., at a special meeting of AMTG stockholders. Upon the completion of the acquisition, AMTG common stockholders will receive 0.417571 shares of the Company common stock and $6.86 in cash for each share of AMTG common stock that they hold, based upon AMTG’s book value per share of common stock on the pricing date of $15.52. The transaction is expected to close on August 31, 2016, subject to customary closing conditions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Description

99.1	Joint Press Release dated August 24, 2016

Forward-Looking Statements

This Form 8-K contains, and other written or oral statements made by or on behalf of the Company may include, forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents that are filed with the Securities and Exchange Commission (SEC) or in connection with oral statements made to the press, potential investors or others. Specifically, forward-looking statements may include, but are not limited to, statements relating to our future economic performance, business prospects, revenue, income, and financial condition; and statements preceded by, followed by, or that include the words “expects,” “believes,” “intends,” “will,” “anticipates,” and similar terms that relate to future events, performance, or our results. Examples of forward-looking statements in this press release include, but are not limited to, statements about the price, terms and closing date of the proposed transaction and statements regarding stockholder and regulatory approvals. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (ii) the failure to obtain the necessary financing arrangements as set forth in the debt commitment letter entered into in connection with the Merger Agreement; (iii) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (iv) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the Merger Agreement; (v) the risk that the pendency of the transactions contemplated by the Merger Agreement disrupts current plans and operations and the potential difficulties in retention of our manager’s employees as a result of the pendency of the transactions contemplated by the Merger Agreement; (vi) the effect of the announcement of the proposed transaction on the Company’s operating results and business generally; and (vii) the amount of the costs, fees, expenses and charges related to the transactions contemplated by the Merger Agreement. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 26, 2016, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016, which was filed with the SEC on April 27, 2016, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016, which was filed with the SEC on July 28, 2016 and other filings with the SEC, which are available at www.sec.gov. The forward-looking statements represent the Company’s views as of the date on which such statements were made and the Company undertakes no obligation to publicly update such forward-looking statements.

Important Additional Information and Where to Find It

In connection with the proposed transaction, the Company filed a proxy statement/prospectus with the SEC on July 27, 2016 under Rule 424(b)(3) which serves as a prospectus for the Company shares to be issued as consideration in the proposed transaction and includes a proxy statement of AMTG. STOCKHOLDERS OF AMTG ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT MATERIALS IN THEIR ENTIRETY BECAUSE THESE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT AMTG, THE COMPANY AND THE PROPOSED TRANSACTION. These materials will be made available to the stockholders of AMTG at no expense to them and were mailed to AMTG stockholders. The prospectus and proxy statement and other relevant information may be obtained without charge from the website of the SEC at www.SEC.gov. Copies of the documents filed by the Company with the SEC are available free of charge on the Company’s website at www.apolloreit.com, and copies of the documents filed by AMTG with the SEC are also available free of charge on AMTG’s website at www.apolloresidentialmortgage.com.

This document is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This document is not a substitute for the prospectus or any other document that the Company may file with the SEC in connection with the proposed transaction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

Date: August 25, 2016	By:	/s/ Stuart Rothstein
Name: Stuart A. Rothstein
Title: President and Chief Executive Officer